UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

March 2, 2006
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 2, 2006, Novell, Inc. ("Novell") issued a press release to report Novell's financial results for the first fiscal quarter ended January 31, 2006. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

We disclosed non-GAAP adjusted financial information in the press release for the fiscal quarters ended January 31, 2006 and January 31, 2005. These non-GAAP disclosures include adjusted diluted net income available to common stockholders, adjusted diluted net income per common share and adjusted diluted weighted average shares.

We believe the presentation of non-GAAP adjusted financial information presents a useful performance measure because it enables investors to track and compare our core operating performance from one reporting period to another and helps investors better understand management's view of the business. Novell's management also includes non-GAAP financial measures as a component of regular internal operating reports. By making these same measures available in our external reporting, we are able to provide investors with the additional financial measures that management believes reflect its view of the on-going core business, thus improving investors' ability to assess the future prospects of Novell.

Adjusted diluted net income available to common stockholders is useful to investors in evaluating our results of operations because it provides a more consistent reflection of our core operating performance. Most adjustments are for items that are infrequent, often material and difficult to predict, such as legal settlements, restructuring charges, gains on the sale of property, plant and equipment, investment impairments, and related tax adjustments. Adjustments also include adjustments to convertible debt interest expense and the allocation of earnings to preferred stockholders required by changes between GAAP and non-GAAP net income.

Additionally, in the first fiscal quarter ended January 31, 2006, we adopted SFAS 123R, "Accounting for Stock-Based Compensation." For comparative purposes, we treated the $13.7 million in stock-based compensation expense in the quarter as an adjustment in calculating adjusted diluted net income available to common stockholders to portray a more consistent reflection of our core operating performance.

Adjusted diluted net income per common share is useful to investors in evaluating the overall net effect of the foregoing adjustments on a diluted per share basis.

Adjusted diluted weighted average shares is useful to investors in evaluating the changes to diluted weighted average shares required by changes between GAAP and non-GAAP net income.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
99.1	Press Release dated March 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: March 2, 2006	By /s/ Joseph S. Tibbetts, Jr. Senior Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated March 2, 2006